Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-275353

PROSPECTUS

Up to 1,504,537 Shares of Common Stock

This prospectus relates to the proposed offer and resale or other disposition from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 1,504,537 shares of common stock, par value $0.001 per share, of Korro Bio, Inc.

We are registering the resale of the shares of common stock pursuant to the selling stockholders’ registration rights under a registration rights agreement between us and the selling stockholders. Our registration of the resale of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares of common stock. The selling stockholders may offer, sell or distribute all or a portion of their shares of common stock from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of common stock by the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses in connection with the registration of the resale of the shares of common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions or transfer taxes relating to the sale of common stock, which will be borne by the selling stockholders.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our other filings with the Securities and Exchange Commission.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “KRRO.” On December 6, 2024, the closing price for our common stock, as reported on Nasdaq, was $42.58 per share.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2024.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference herein and to exhibits to the registration statement of which this prospectus forms a part and any applicable prospectus supplement or amendment. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents filed as exhibits to the registration statement of which this prospectus forms a part, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Neither we, nor the selling stockholders, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” or incorporated by reference herein as described under the heading “Incorporation of Certain Information by Reference.”

On November 3, 2023, we consummated the previously announced business combination, or the Merger, pursuant to that certain Agreement and Plan of Merger, or the Merger Agreement, dated July 14, 2023, by and among our company (formerly known as Frequency Therapeutics, Inc., or Frequency), Frequency Merger Sub, Inc., or Merger Sub, and Korro Bio Ops, Inc., or Legacy Korro.

Pursuant to the terms of the Merger Agreement, a business combination between Frequency and Legacy Korro was effected through the merger of Merger Sub with and into Legacy Korro, with Legacy Korro surviving as a wholly owned subsidiary of Frequency. On the Merger closing date, Frequency changed its name to Korro Bio, Inc.

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively, to Korro Bio, Inc., a Delaware corporation, and its consolidated subsidiaries (including Legacy Korro).

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents w have filed with the SEC that are incorporated by reference herein may include, for example, statements about:

•

the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

•	our strategy;

•	our cash runway and ability to reach data inflection points;

•	the therapeutic and commercial potential of our product candidates;

•	our research and development and other expenses;

•	our ability to comply with, and the impact of, regulatory requirements, obligations and restrictions on our business and operations;

•

our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others, including our ability to obtain and maintain rights to the technologies required to develop and commercialize our product candidates;

•	competitive developments, including the impact on our competitive position of rival products and product candidates and our ability to meet such competition; and

•	our ability to manage the growth of our business.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, including those set forth in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Should one or more of the risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this annual report. We qualify all of our forward-looking statements by these cautionary statements.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all such factors on our business or the extent to which any such factor, or combination of such factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectuses that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect.

PROSPECTUS SUMMARY

Overview

We are a clinical-stage biopharmaceutical company with a mission to discover, develop and commercialize a new class of genetic medicines based on editing RNA, enabling the treatment of both rare and highly prevalent diseases.

We are generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to effect a precise yet transient single base edit. By editing RNA instead of DNA, we are expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, we expect to bring our medicines to patients by leveraging our proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. However, the scientific evidence to support the feasibility of developing product candidates using our RNA editing technology is both preliminary and limited. Moreover, regulators have not yet established any definitive guidelines related to overall development considerations for RNA editing therapies and limited clinical data has been generated to date.

The versatility of RNA editing combined with our RNA editing platform, Oligonucleotide Promoted Editing of RNA, or OPERA, broadens the therapeutic target space significantly. While our approach can be used to repair pathogenic single nucleotide variants, or SNVs, as demonstrated by our most advanced program, our Alpha-1 Antitrypsin Deficiency, or AATD, product candidate, we can also engineer de novo SNVs and change amino acids on proteins to endow them with desired properties while preserving their broader functional capabilities, as exemplified by three of our other programs (severe Alcoholic Hepatitis, or SAH, amyotrophic lateral sclerosis, or ALS, Pain). In preclinical studies, we have demonstrated that single RNA changes can disrupt protein-protein interactions, prevent protein aggregation, selectively modulate ion channels and activate kinases. These modification approaches can unlock validated target classes that have historically been difficult to drug, enabling us to pursue a broad range of diseases traditionally out-of-scope for other genetic medicine approaches and current traditional drug modalities.

Our most advanced program is a development candidate, KRRO-110, for the treatment of AATD where, using our proprietary RNA editing approach, we are repairing a pathogenic variant on RNA. KRRO-110 has the potential to be disease-modifying and provide a differentiated therapeutic option. In November 2024, we received approval from the Australian Bellberry Human Research Ethics Committee, or HREC, and Clinical Trial Notification clearance from the Australian Therapeutic Goods Administration, or TGA, to initiate a Phase 1/2 clinical trial of KRRO-110 for AATD in Australia. An interim data readout for the Phase 1/2 clinical trial of KRRO-110 is anticipated in the second half of 2025, and completion of the clinical trial is expected in 2026.

Since inception, we have focused primarily on organizing and staffing our company, business planning, raising capital, securing related intellectual property, and conducting research and development activities for our potential programs and product candidates. Since inception, we have funded our operations primarily through the private placement of our equity securities. We have incurred significant operating losses since inception. We expect to continue to incur significant and increasing expenses and operating losses and negative operating cash flows for the foreseeable future as we continue our research and development efforts, advance product candidates through clinical stages, and seek regulatory approvals for our pipeline candidates. We also expect to incur additional costs associated with maintaining compliance with Nasdaq listing rules and the requirements of the SEC, director and officer liability insurance, investor and public relations activities and other expenses associated with operating as a public company. Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of our preclinical studies, initiation and conduct of any clinical trials, and our expenditures on other research and development activities, including the expansion of our pipeline.

We do not have any product candidates approved for sale and have not generated any revenue from product sales. We will not generate revenue from product sales unless and until we successfully obtain regulatory approval for our product candidates, if ever, and as appropriate, move pipeline candidates into the clinic and complete clinical development. We have yet to commence clinical trials on any of our program candidates. If we obtain regulatory approval for our product candidates and do not enter into third-party commercialization partnerships, we expect to incur significant expenses related to developing commercialization capabilities to support product sales, marketing, manufacturing and distribution activities. As a result, we will need substantial additional funding to support our continuing operations and pursue our development and growth strategy. Until we can generate significant revenue from product sales, if ever, we expect to finance our operations through a combination of public or private offerings of securities, debt financings or other sources, such as potential collaboration agreements, strategic alliances and licensing arrangements. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on acceptable terms, or at all. Our failure to raise capital or enter into such agreements as, and when needed, could have a negative effect on our business, results of operations and financial condition.

Corporate Information

We were incorporated under the laws of the state of Delaware in November 2014 under the name “Frequency Therapeutics, Inc.”, which was changed to “Korro Bio, Inc.” on the Merger closing date. Our principal executive offices are located at 60 First Street, 2nd floor, Suite 250, Cambridge, Massachusetts 02141, and our telephone number is (617) 468-1999. Our website address is www.korrobio.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock is listed on Nasdaq under the symbol “KRRO.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We may take advantage of these exemptions until we are no longer an emerging growth company under Section 107 of the JOBS Act, which provides that an emerging growth company can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. We have elected to avail ourselves of the extended transition period and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies, unless we choose to early adopt a new or revised accounting standard. We will remain an emerging growth company until December 31, 2024, which is the fifth anniversary of the closing of our initial public offering.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

The Offering

Issuer	Korro Bio, Inc.

Common stock Offered by the Selling Stockholders	1,504,537 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Nasdaq Symbol	KRRO

Offering Price	The selling stockholders will offer the shares of common stock offered by this prospectus at the prevailing market prices or at privately negotiated prices.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 8.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our consolidated financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

This prospectus relates to the potential resale from time to time of some or all of 1,504,537 shares of our common stock. The selling stockholders will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders.

We have agreed to bear the expenses in connection with the registration of the shares of common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions or transfer taxes relating to the sale of common stock, which will be borne by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders acquired shares of common stock from us in the Merger upon exchange of shares of Legacy Korro acquired from Legacy Korro immediately prior to the Merger pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. Under the registration rights agreement that we assumed in the Merger, we agreed to file a registration statement with the SEC for the purposes of registering for resale from time to time the shares of common stock.

The table below lists the selling stockholders and other information regarding their ownership of the shares of common stock offered hereby. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of February 29, 2024 unless otherwise indicated in the footnotes to the table. The selling stockholders may have sold or transferred some or all of the common stock indicated below and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they own, subject to applicable community property laws. Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 9,368,262 shares of common stock outstanding as of November 7, 2024.

Name and Address of Selling Stockholders	Number of Shares Beneficially Owned Before the Offering	Number of Shares that May Be Offered Hereby(11)	Shares Beneficially Owned After the Offering
			Number	Percentage
Fidelity Select Portfolios: Biotechnology Portfolio(1)	180,884	88,608	92,276	*
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(1)	40,253	16,996	23,257	*
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(1)	197,128	58,740	138,388	1.5%
Fidelity Growth Company Commingled Pool(1)	250,912	79,990	170,922	1.8%
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(1)	58,028	21,489	36,539	*
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund(2)	546,225	177,117	369,108	3.9%
Entities affiliated with Point72 Asset Management(3)	542,657	265,826	276,831	3.0%
Citadel CEMF Investments Ltd.(4)	265,826	265,826	—	—
Entities Affiliated with Cormorant(5)	529,170	265,826	263,344	2.8%
Invus Public Equities, L.P.(6)	419,226	141,774	277,452	3.0%
Qiming U.S. Healthcare Fund II, L.P.(7)	368,085	35,443	332,642	3.6%
Entities Affiliated with Sixty Degree Capital(8)	18,843	5,003	13,840	*
MP Healthcare Venture Management, Inc.(9)	177,666	46,456	131,210	1.4%
ExodusPoint Partners Master Fund, L.P.(10)	42,527	35,443	7,084	*

*	Less than 1%
(1)

These accounts are managed by direct or indirect subsidiaries of FMR LLC. The shares listed above are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consists of 546,225 shares held by Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund, or Eventide, as of March 22, 2024. Eventide Asset Management, LLC is the investment advisor to Eventide.

Robin C. John is the Chief Executive Officer of Eventide Asset Management, LLC and Finny Kuruvilla, M.D., Ph.D. is a Co-Chief Investment Officer and Managing Director of Eventide Asset Management, LLC. In their corporate capacity for Eventide Asset Management, LLC, Mr. John and Dr. Kuruvilla hold voting and/or dispositive power over the shares held by Eventide. Mr. John and Dr. Kuruvilla disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Eventide, Mr. John and Dr. Kuruvilla is U.S. Bank Trust Services, Physical Processing, MK-WI S302, 1555 N RiverCenter Drive, Suite 302, Milwaukee, WI 53212.
(3)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consists of (i) 276,831 shares held by Point72 Biotech Private Investments, LLC, or Point72 Biotech, and (ii) 265,826 shares held by Point72 Associates, LLC, or Point72 Associates. Differentiated Ventures Investments, LLC, or Differentiated Ventures, is the managing member of Point72 Biotech and may be deemed to share beneficial ownership of the shares held by Point72 Biotech. 72 Investment Holdings, LLC, or 72 Investment Holdings, is the sole member of Differentiated Ventures and may be deemed to share beneficial ownership of the shares of which Differentiated Ventures may be deemed to share beneficial ownership. Steven A. Cohen, or Mr. Cohen, is the sole member of 72 Investment Holdings and may be deemed to share beneficial ownership of the shares of which 72 Investment Holdings may be deemed to share beneficial ownership. Each of Differentiated Ventures, 72 Investment Holdings and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Biotech. Pursuant to an investment management agreement, Point72 Asset Management, L.P., or Point72 Asset Management, maintains investment and voting power with respect to the shares held by Point72 Associates and therefore may be deemed to share beneficial ownership of such shares. Point72 Capital Advisors, Inc., or Point72 Capital Advisors, is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the shares of which Point72 Asset Management may be deemed to share beneficial ownership. Mr. Cohen is the sole member of Point72 Capital Advisors and may be deemed to share beneficial ownership of the shares of which Point72 Capital Advisors may be deemed to share beneficial ownership. Each of Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen disclaims beneficial ownership of the shares held by Point72 Associates. The address for Point72 Biotech and Point72 Associates is c/o Point72, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(4)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consists of 265,826 shares held by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares covered by this registration statement. This response is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(5)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consists of (i) 312,052 shares held by Cormorant Global Healthcare Master Fund, LP, or Master Fund, and (ii) 217,118 shares held by Cormorant Private Healthcare Fund II, LP, or Fund II. Cormorant Global Healthcare GP, LLC, or Global GP, and Cormorant Private Healthcare GP II, LLC, or Private GP II, serve as the general partner of Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to Master Fund and Fund II. Bihua Chen serves as the managing member of Global GP, Private GP II and Cormorant Asset Management, LP. Each of Global GP, Private GP II, Cormorant Asset Management, LP and Ms. Chen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The principal address for the Cormorant Asset Management LP entities is 200 Clarendon Street 52nd Floor, Boston, Massachusetts 02116.

(6)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consist of 419,226 shares held by Invus Public Equities, L.P., or IPE. Invus Public Equities Advisors, LLC, or IPEA, controls IPE, as its general partner and accordingly, may be deemed to beneficially own the Shares held by IPE. Invus

Global Management, LLC, or IGM, controls IPEA, as its managing member and accordingly, may be deemed to beneficially own the Shares that IPEA may be deemed to beneficially own. Siren, L.L.C., or Siren, controls IGM, as its managing member and accordingly, may be deemed to beneficially own the Shares that IGM may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren, controls Siren and accordingly, may be deemed to beneficially own the Shares that Siren may be deemed to beneficially own. The address for IPE, IPEA, IGM, Siren and Mr. Raymond Debbane is 750 Lexington Avenue, 30th Floor, New York, NY 10022.
(7)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consists of 368,085 shares held by Qiming U.S. Healthcare Fund II, L.P, or Qiming. Qiming U.S. Healthcare GP II, LLC, or Qiming GP, serves as the sole general partner of Qiming. As such, Qiming GP possesses power to direct the voting and disposition of the shares owned by Qiming and may be deemed to have indirect beneficial ownership of the shares held by Qiming. Mark McDade and Gary Rieschel are the managing partners of Qiming GP. As such, each of Mark McDade and Gary Rieschel possesses power to direct the voting and disposition of the shares owned by Qiming and may be deemed to have indirect beneficial ownership of these shares.

(8)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consists of (i) 26,941 shares held by Sixty Degree Capital Fund II-A, L.P., or Sixty Degree Fund II-A, and (ii) 4,620 shares held by Sixty Degree Capital Fund II, L.P., or Sixty Degree Fund II. The general partner of Sixty Degree Fund II-A and of Sixty Degree Fund II is Sixty Degree Capital Fund II GP Inc. The manager of Sixty Degree Fund II-A and of Sixty Degree Fund II is Sixty Degree Capital Inc. Each of Sixty Degree Capital Inc. and Sixty Degree Fund II-A may be deemed to beneficially own the shares held by Sixty Degree Fund II-A and each of Sixty Degree Capital Inc. and Sixty Degree Fund II may be deemed to beneficially own the shares held by Sixty Degree Fund II. The address of the principal business office of Sixty Degree Fund II-A, Sixty Degree Fund II, Sixty Degree Capital Fund II GP Inc. and Sixty Degree Capital Inc. is 251 Consumers Rd, #1100, Toronto, ON Canada M2J 4R3.

(9)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consist of 177,666 shares held by MP Healthcare Venture Management, Inc., or MP Healthcare, as of March 22, 2024. Mitsubishi Tanabe Pharma America, Inc. is the sole shareholder of MP Healthcare. Mitsubishi Tanabe Pharma Corporation is the sole shareholder of Mitsubishi Tanabe Pharma America, Inc. Mitsubishi Chemical Group Corporation is the sole shareholder of Mitsubishi Tanabe Pharma Corporation. As a result, Mitsubishi Tanabe Pharma America, Inc., Mitsubishi Tanabe Pharma Corporation and Mitsubishi Chemical Group Corporation may be deemed to share beneficial ownership of the shares held by MP Healthcare. The principal business address of MP Healthcare is 245 Main Street, 2nd Floor, Cambridge, MA 02142 and the principal business address of Mitsubishi Tanabe Pharma America, Inc., Mitsubishi Tanabe Pharma Corporation and Mitsubishi Chemical Group Corporation 3-2-10, Dosho-machi, Chuo-ku, Osaka, 541-8505, Japan.

(10)

Shares listed under “Number of Shares Beneficially Owned Before the Offering” consists of 42,527 shares held by ExodusPoint Partners Master Fund, L.P, or Exodus. ExodusPoint Capital Management, LP acts as the investment manager to Exodus. Michael Gelband and Hyung Lee, the co-founders and Co-Chief Executive Officers of ExodusPoint Capital Management, LP, have voting and investment control of the shares held by Exodus. The business address of Exodus, Michael Gelband and Hyung Lee is 190 Elgin Avenue, George Town, Grant Cayman, Cayman Islands KY1-9008.

(11)	No other shares of common stock, including, without limitation, shares of common stock acquired in the open market are being offered under this prospectus.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees, donees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the New York Stock Exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of the date that the securities (i) have been sold, pursuant to this prospectus or pursuant to Rule 144, or (ii) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby. We are registering the resale of shares of our common stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus or at all.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Korro Bio, Inc. appearing in Korro Bio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.korrobio.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 26, 2024;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 14, 2024, August  13, 2024 and November 12, 2024, respectively;

•

our Current Reports on Form 8-K, as filed with the SEC on January 9, 2024, April  18, 2024, April  22, 2024, May  14, 2024, June  12, 2024, June  21, 2024, August  28, 2024, September  16, 2024, November  4, 2024 and November 21, 2024; and

•

the description of our common stock contained in our Registration Statement on  Form 8-A (File No. 001-39062), filed with the SEC on September 23, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Korro Bio, Inc.

60 First Street, 2nd floor, Suite 250

Cambridge, Massachusetts 02141

Attn: Investor Relations

(617) 468-1999

Up to 1,504,537 Shares of Common Stock

PROSPECTUS

December 9, 2024